==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM 8-K

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                       Date of Report: January 15, 1998

                            PRICELLULAR CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------


                Delaware                  1-13526               22-3043811
      (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation)                File No.)          Identification No.)


         711 Westchester Avenue                                   10604
         White Plains, New York                                (Zip Code)
(Address of principal executive offices)


      Registrant's telephone number, including area code:  (914) 422-0800


               170 East Post Road, White Plains, New York 10601
-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.




===============================================================================


Item 2. Acquisition or Disposition of Assets

     On January 15, 1998, PriCellular Corporation and its wholly-owned subsidiary Kyle Cellular Corporation ("Kyle") acquired substantially all of the assets, together with certain liabilities, relating to the non-wireline cellular telephone system serving the Tennessee 4 RSA ("TN-04") from Tennessee 04 Partners, L.P., a Delaware limited partnership. The purchase price of approximately $73 million (subject to customary post-closing adjustments) was paid in cash. The purchased assets included the FCC license granted with respect to TN-04, as well as substantially all of the switching, cell site, telecommunications and similar equipment of the seller used principally in connection with the provision of cellular mobile telephone service in TN-04.

     In connection with the transaction, Kyle entered into a Credit Agreement with Morgan Guaranty Trust Company of New York (as Administrative Agent and Lender), which provides for a credit facility of up to $60,000,000 to finance the asset purchase, make certain capital expenditures, and for other general corporate purposes of Kyle.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PRICELLULAR CORPORATION



                                            By: /s/ Steven Price
                                               ----------------------------
                                               Name:  Steven Price
                                               Title: President

January 27, 1998